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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form F-4 and related prospectus of Publicis Groupe S.A. for the registration of up to 115,200,000 ordinary shares of its common stock, 1,600,000 Obligations Remboursables en Actions Nouvelles ou Existantes and 2,800,000 Obligations a Bons de Souscriptions d'Actions and the incorporation by reference therein of our report, dated March 17, 2000, with respect to the consolidated financial statements of Publicis Groupe S.A. included in its Annual Report on Form 20-F/A for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission.


Mazars & Guerard S.A.                              Mazars LLP
Represented by:                                    Represented by:

/s/ Isabelle Massa                                 /s/ Timothy J. Doherty
Isabelle Massa                                     Timothy J. Doherty

Paris,                                             New York City,
France                                             United States of America
August 13, 2002                                    August 13, 2002